UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):

May 26, 2004

DIGITAL RIVER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344

(Address of principal executive offices)  (Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Item 5. Other Events

On May 26, 2004, Digital River, Inc. (the “Company”) announced that it has entered into an agreement for the sale of $175 million aggregate principal amount of Convertible Senior Notes due January 1, 2024 in a private, unregistered offering. The Notes are being sold at 100 percent of their principal amount. The offering of the Notes is expected to close on June 1, 2004, subject to certain closing conditions. The initial purchasers have a 90-day option to purchase up to an additional $20 million in aggregate principal amount of the Notes. The full text of the press release relating to the notes is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release titled “Digital River Prices $175 Million of 1.25% Convertible Senior Notes Due 2024” dated as of May 26, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

/s/ Carter D. Hicks
Carter D. Hicks
Chief Financial Officer

Date:  May 26, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release titled “Digital River Prices $175 Million of 1.25% Convertible Senior Notes Due 2024” dated as of May 26, 2004